EXHIBIT 99.1

Braemar Hotels & Resorts
Third Quarter 2018 Conference Call
November 1, 2018
11 a.m. CT

Introductory Comments - Jordan Jennings

Good morning and welcome to today’s call to review results for Braemar Hotels & Resorts for the third quarter of 2018 and to update you on recent developments. On the call today will be: Richard Stockton, President and Chief Executive Officer; Deric Eubanks, Chief Financial Officer; and Jeremy Welter, Chief Operating Officer. The results as well as notice of the accessibility of this conference call on a listen-only basis over the Internet were distributed yesterday afternoon in a press release that has been covered by the financial media.

At this time, let me remind you that certain statements and assumptions in this conference call contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Such forward-looking statements are subject to numerous assumptions, uncertainties and known or unknown risks, which could cause actual results to differ materially from those anticipated. These factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements included in this conference call are only made as of the date of this call and the Company is not obligated to publicly update or revise them.

In addition, certain terms used in this call are non-GAAP financial measures, reconciliations of which are provided in the Company’s earnings release and accompanying tables or schedules, which have been filed on Form 8-K with the SEC on October 31, 2018 and may also be accessed through the Company’s website at www.bhrreit.com. Each listener is encouraged to review those reconciliations provided in the earnings release together with all other information provided in the release.

I will now turn the call over to Richard Stockton. Please go ahead Richard.
Introduction - Richard Stockton

Good morning and thank you for joining us to discuss our third quarter results. As you know, in January of last year, we announced a revised strategy with a focus of investing in the luxury hotel segment. We took concrete steps to realign our portfolio to this strategy since that time, including selling two properties, announcing an agreement to upbrand two properties, and acquiring three others. Bolstered by strong consumer confidence trends and a healthy macroeconomic outlook, the luxury segment has outperformed the overall lodging industry over the last few quarters. According to Smith Travel Research, in the third quarter, luxury segment RevPAR growth was 3.3% compared to RevPAR growth of 1.7% for the entire industry. And year-to-date, Luxury RevPAR is up 4.9% compared to RevPAR growth of 3.1% for the entire industry. STR and other industry forecasters expect this trend to continue through the remainder of 2018 and into 2019. By clearly aligning our platform with this segment, we believe Braemar is well positioned to capitalize on these trends and continue to outperform our REIT peers.

For the quarter, Actual RevPAR growth was 9.9% and Actual RevPAR growth for all hotels not under renovation was 15.1%. These significant increases are a direct result of our portfolio repositioning efforts to acquire higher RevPAR hotels and dispose of our lowest RevPAR assets. Comparable RevPAR for hotels not under renovation grew by 3.3% during the quarter, while Comparable RevPAR for all hotels increased

1.8%. Much of this difference for the portfolio overall is explained by the RevPAR performance of the Ritz-Carlton St. Thomas, which is under significant rehabilitation this year following Hurricane Irma. We reported Adjusted EBITDAre of $29.5 million, reflecting 4% growth over the prior year quarter, and AFFO per share of $0.34. Our overall portfolio TTM RevPAR of $224 continues to be the highest in the lodging REIT sector.

During the quarter, we continued to actively manage our insurance recoveries at the Ritz-Carlton St. Thomas related to Hurricane Irma. We are working closely with our insurers to both seek recoveries for physical damage to the hotel as well as to minimize the impact to the property’s P&L through BI insurance recoveries, which totaled $3.8 million during the quarter. As we look into the fourth quarter, I think it’s important to note that we currently do not expect to book any business interruption income in Q4, while we reported $4.1 million in business interruption income in the fourth quarter of 2017. However, we do expect recoveries to resume next year at the Ritz-Carlton St. Thomas, at least through our planned reopening in October 2019. We continue to be on track with the rebuilding and renovation program, and Jeremy will provide more detail on our progress in a few minutes.

We are also pleased with the progress we are making on the conversions of our Courtyard Philadelphia and Courtyard San Francisco properties to Autograph Collection hotels. Both projects remain on track to be completed in June and December 2019, respectively. We are excited about the post-conversion upside at these two properties given their strong performance this quarter, with 13% RevPAR growth at the Courtyard Philadelphia and 25% RevPAR growth at the Courtyard San Francisco even while that property was under renovation. The Moscone Convention Center expansion will be completed by the end of 2018, which, when combined with only modest supply growth, continues to fuel our excitement for 2019 and the upcoming opening of our Autograph Collection hotel.

One of this quarter’s best performing assets was the Sofitel Chicago. The hotel completed its guestroom renovation earlier this year in April. The combination of the new rooms product combined with key property management position changes has led to strong growth with Comparable RevPAR up by 14.2% during the third quarter, driven by rate growth of 9.5%. 2018 group room night pace is the strongest it has been in 4 years, and 2019 group is pacing ahead despite fewer Chicago citywides on the calendar.

In addition to the strong performance of the Sofitel Chicago, I wanted to briefly mention that another top performing asset, the Pier House Resort, grew Comparable RevPAR 23.1% during the third quarter on the back of 22.8% occupancy growth. While much of the top line growth quoted above is driven by the impact of the hurricane in September 2017, the property has maintained its profitability throughout the quarter and year-to-date. Total Hotel Revenue year to date increased 4.6% contributing to Hotel EBITDA growth of 8.5%. Hotel EBITDA margin year to date stands at a healthy 46.6%. Both transient and group pace for the first quarter of 2019 for Pier House are now ahead of pre-hurricane pace numbers, and the future of the hotel looks bright.

Hotel EBITDA for the Park Hyatt Beaver Creek increased by 10% during the quarter on roughly flat revenue growth, which is a testament to our asset management team and their ability to cut costs in a static revenue environment. With Beaver Creek already having an 18-inch mid-mountain base, we are optimistic this is a prelude to a strong ski season.

We believe we have made great progress in advancing our strategy in the first nine months of this year and are pleased with our results for the third quarter. As we look at the fourth quarter, we currently expect our actual RevPAR growth to be as strong as what we reported this quarter. Over the past two years, our markets have experienced 3% annual supply growth. As we look forward over the next one and two years, supply growth in our markets is expected to be only approximately 2% per year. This creates an attractive backdrop to realize the operational enhancements we have underway at our various properties.

I will now turn the call over to Deric.

Financial Review - Deric Eubanks
Thanks, Richard.

During the quarter, as Richard mentioned, we recognized $3.8 million of business interruption income for the Ritz-Carlton St. Thomas, which is reflected in the Other Hotel Revenue line of our Income Statement. These insurance recoveries related to the months of June through August.

For the quarter, we reported net loss attributable to common stockholders of $3.6 million or $0.12 per diluted share, and we reported AFFO per diluted share of $0.34.

Adjusted EBITDAre for the quarter was $29.5 million, which reflected a 4% growth rate over the prior year.

Beginning this quarter, we have made some changes to how we report our non-GAAP metrics to be consistent with how our peers report these items. You can see these details in the tables of our earnings release.

At quarter's end, we had total assets of $1.6 billion. We had $993 million of mortgage loans, of which $47 million related to our joint venture partner's share of the loan on the Capital Hilton and Hilton La Jolla Torrey Pines. Our total combined loans had a blended average interest rate of 4.8% and these loans are entirely floating rate. All of our floating rate loans have interest rate caps in place. As of the end of the third quarter, we had approximately 45% net debt to gross assets and our trailing 12-month fixed charge coverage ratio was approximately 2.1x. Our next loan maturity is not until March 2020. Our cash and equivalents at the end of the quarter was $164 million with an additional $75 million of restricted cash. The vast majority of that restricted cash is earmarked for capex projects including our Autograph conversions, so we have already set aside a significant amount of the capex we plan to spend in 2019. We also ended the quarter with net working capital of $192 million.

As of September 30, 2018, our portfolio consisted of 12 hotels with 3,314 net rooms.

Our share count currently stands at 37.7 million fully diluted shares outstanding, which is comprised of 32.5 million shares of common stock and 5.1 million OP units. In our financial results, we include approximately 6.6 million shares in our fully diluted share count associated with our Series B convertible preferred stock.

With regard to dividends, the Board of Directors declared a third quarter 2018 cash dividend of $0.16 per share, or $0.64 per diluted share on an annualized basis. This equates to an annual yield of approximately 6.0% based on yesterday’s stock price.

On the capital markets front, we continue to see very attractive financing markets for high quality hotels such as ours and we will continue to assess our portfolio for additional refinancing opportunities to capitalize on these favorable trends.

This concludes our financial review. I'd now like to turn it over to Jeremy to discuss our asset management activities for the quarter.

Asset Management - Jeremy Welter
Thank you, Deric.

Comparable RevPAR for our portfolio grew 1.8% during the third quarter; however, for all hotels not under renovation during the third quarter, Comparable RevPAR grew by 3.3%. Our portfolio’s Comparable RevPAR growth led to share gains of 1 percentage point and 2.5 percentage points relative to both our hotels’ competitive sets and submarket chain scales, respectively. Hotel EBITDA flow-through was strong at 354%. Despite only a 0.8% increase in Total Hotel Revenue, Hotel EBITDA increased by $3.1 million, or 10.3%, with Hotel EBITDA margin increasing by 263 basis points. Year-to-date through September, Comparable RevPAR for all hotels not under renovation grew by 2.2% while Comparable RevPAR for the entire portfolio decreased by 2.8%; however, this decrease represents 0.5 and 1.6 percentage-point gains relative to our hotels’ competitive sets and submarket chain scales, respectively. In addition, year-to-date Hotel EBITDA flow-through was robust at 160%. Two holiday shifts impacted the third quarter. Rosh Hashanah starting on Sunday and running through Tuesday this year had a greater impact on business travel than the Wednesday through Friday pattern last year. Also, 4th of July occurring on Wednesday in 2018, compared to Tuesday in 2017 had a big impact, especially to group business.

Richard discussed some of our top performing assets during the quarter, and I’d like to take this time to provide a little more detail on the performance of the portfolio. One item to note during the quarter was the performance of the Ritz-Carlton Sarasota, which, during its first full quarter in our portfolio, was significantly impacted by the phenomenon known as Red Tide, posting a 10.1% Comparable RevPAR decrease. Red Tide began impacting the Gulf Coast in July, and the Sarasota market was one of the worst hit regions. Despite the impact to transient business, we have been able to maintain a stable group base. Relative to the Sarasota/Beaches submarket and the Sarasota/Bradenton market, Comparable RevPAR outperformed by 8.7 and 7.0 percentage points, respectively. The Red Tide has now subsided. Finally, the city council has approved a $4.0 million beach project expected to commence in November, which would increase the depth of usable beach by approximately 50-70 feet-increasing the amount of beach available between our Beach Club and the ocean. Mother Nature has significantly impacted the Ritz-Carlton Sarasota since our acquisition; however, we remain excited about the future prospects of this iconic asset once the present issues are behind us.

Turning to another one of our iconic hotels, Comparable RevPAR decreased 9.2% during the third quarter at the Capital Hilton, driven by softness in the Washington, DC market and the ongoing, strategically-timed, meeting space renovations at the hotel. DC citywide group volume decreased by an estimated 107,000 room nights relative to the third quarter last year. Group business at our hotel decreased by $0.9 million and 3,882 room nights. While softness in the DC citywide calendar was the primary driver of the decrease, as the DC market ebbs and flows with election years, the pattern shift of Rosh Hashanah was also impactful. In addition, Hurricane Florence had a $220,000 impact to revenue.

While our hotels in Yountville posted weak performance during the quarter, Hotel EBITDA year to date is up 25% for Bardessono and 8% for Hotel Yountville. In addition to the positive EBITDA results, we are excited that the construction of a 3-key presidential villa at Bardessono is underway, and we anticipate that to be completed in July 2019. Looking forward to the fourth quarter, we expect relatively easy comparables to last years performance in the wake of the Northern California wildfires in October 2017.

I would now like to provide an update on our rehabilitation progress at the Ritz-Carlton St. Thomas. Rebuilding work, funded substantially by insurance proceeds, continues. The lobby renovation started in September and should be completed by mid-January. New, permanent roofs have been installed; with all roofs having been completed with the exception of the main kitchen roof, which will be completed shortly. Prep work is being done in three out of our six guestroom buildings with walls layout and framing commencing. With all of the work going on, we have also been able to operate a portion of the hotel under a white label and have realized Hotel EBITDA flow-through of 169% during the third quarter and 113% year-to-date. During the third quarter, Hotel EBITDA grew by $2.3 million, or 315.0%, while Hotel EBITDA margin increased 553.9%. In summary, our team has done a tremendous job of keeping this complicated project on track and on time while optimizing the performance of the asset.

I will now turn to capital investment. During 2018, we have continued to invest in our portfolio in order to maintain competitiveness. In total, we estimate spending approximately $55-$75 million in capital expenditures for the year, net of insurance. This will predominantly be comprised of the strategic acceleration of capital projects in order to mitigate the renovation impact-specifically at the Courtyard San Francisco while the Moscone Center remains under renovation-as well as pulling forward additional amenity enhancements at the Ritz-Carlton St. Thomas while the resort is under renovation. Additionally, this includes work related to the Courtyard San Francisco Downtown and Courtyard Philadelphia Downtown conversions to Marriott’s Autograph Collection.

This concludes our prepared remarks, and we will now open the call up for Q&A.

<Q&A>

Richard Stockton

Thank you for joining us on our third quarter earnings call and we look forward to speaking with you again on our next call.

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